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                                December 14, 1999


At Home Corporation
450 Broadway
Redwood City, California 94063

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about November 16, 1999, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,769,696 shares of your Series A Common Stock (the "Stock"), all of which will be sold by certain selling stockholders (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form 8-A filed with the Commission on June 13, 1997 (File No. 000-22697), together with the order of effectiveness issued by the Commission therefor on July 11, 1997;

     (2) your Annual Report on Form 10-K/A for the year ended December 31, 1998, as amended on March 31, 1999 and on April 27, 1999;

     (3) your Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999;

     (4) your Current Reports on Form 8-K filed with the Commission on January 14, 1999, as amended on February 19, 1999; January 21, 1999; February 19, 1999; April 8, 1999; June 14, 1999, as amended on August 13, 1999;
          August 2, 1999; and October 27, 1999;

     (5) the Registration Statement, together with the exhibits filed as a part thereof;

     (6) the prospectus prepared in connection with the Registration Statement (the "Prospectus");

     (7) your Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999 and your Second Amended and Restated Bylaws, each of which are listed as exhibits to the Registration Statement;

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December 14, 1999
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     (8)  the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (9) summary reports from you confirming the number of shares of your capital stock outstanding as of October 31, 1999 and the number of options, warrants and any other rights to acquire shares of your capital stock outstanding as of October 31, 1999; and

     (10) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

     By telephone call to the offices of the Commission, we have confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that up to 4,769,696 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement, are or, in the case of shares


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November 16, 1999
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subject to warrants, upon the exercise of the warrants in accordance with the terms thereof, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                                     Very truly yours,

                                                     FENWICK & WEST LLP


                                                     By: /s/ Jeffrey R. Vetter
                                                        ------------------------
                                                       Jeffrey R. Vetter